Execution Copy

Exhibit 4.5

MANAGEMENT SHAREHOLDERS AGREEMENT

DATED AS OF

MARCH 28, 2005

AMONG

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

THE MANAGEMENT SHAREHOLDERS PARTY HERETO

AND

THE OTHER PARTIES HERETO

i

TABLE OF CONTENTS

(continued)

ii

MANAGEMENT SHAREHOLDERS AGREEMENT

THIS MANAGEMENT SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of March 28, 2005, is entered into among:

(i) Warner Chilcott Holdings Company, Limited, an exempted Bermuda limited company (together with its successors, the “Company”), Warner Chilcott Holdings Company II, Limited, an exempted Bermuda limited company (together with its successors, “Warner II”), Warner Chilcott Holdings Company III, Limited, an exempted Bermuda limited company (together with its successors, “Warner III” and, together with the Company and Warner II, the “Companies”),

(ii) Bain Capital Integral Investors II, L.P., BCIP Trust Associates III, BCIP Trust Associates III-B, BCIP Associates – G (together with any of their respective affiliated investment funds, the “Bain Funds”), DLJMB Overseas Partners III, C.V., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P. (together with any of their respective affiliated investment funds, the “DLJMB Funds”), J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) III, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Cayman/Selldown) III, L.P. (together with any of their respective affiliated investment funds, the “JPMP Funds”), Thomas H. Lee (Alternative) Fund V, L.P., Thomas H. Lee (Alternative) Parallel Fund V, L.P., Thomas H. Lee (Alternative) Cayman Fund V, L.P., Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC, Putnam Investments Holdings, LLC, Thomas H. Lee Investors Limited Partnership (together with any of their respective affiliated investment funds, the “THL Funds” and, together with the Bain Funds, the DLJMB Funds, the JPMP Funds and each of their respective Sponsor Permitted Transferees (as defined in Section 1.01 below), the “Sponsors”), and

(iii) Each Person listed as a “management shareholder” on the signature pages hereto and each party who from time to time executes and delivers a Joinder Agreement, substantially as set forth on Exhibit A hereto (a “Joinder Agreement”) after the date hereof (each, a “Management Shareholder,” and collectively, the “Management Shareholders”).

RECITALS

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the ownership by the Management Shareholders of Group Equity Securities.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions.

(a) The following terms, as used herein, have the following meanings:

“Advisory Services and Monitoring Agreement” means that certain agreement dated as of January 18, 2005, by and among Warner III, Warner Chilcott Company, Inc., a Puerto Rico corporation, Warner Chilcott Corporation, a Delaware corporation, Bain Capital Partners, LLC, DLJ Merchant Banking III, Inc., J.P. Morgan Partners, LLC, and THL Managers V, LLC (as such agreement may be amended, modified or supplemented from time to time).

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Aggregate Ownership” means, with respect to any Management Shareholder or Non-Management Shareholder, as the case may be, the total number of Group Equity Securities or shares of a specific class of Group Equity Securities owned by such Management Shareholder or Non-Management Shareholder, as the case may be, and its Permitted Transferees (excluding with respect to the DLJMB Funds, any DLJMB Syndication Shares then owned by any Syndicate Shareholders).

“BMA” means the Bermuda Monetary Authority.

“Board” means the Board of Directors of the Company.

“Business” means, with respect to the Company and its Subsidiaries, developing, manufacturing or marketing pharmaceutical products.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York City are authorized or required by applicable law to close.

“Bye-laws” means the bye-laws of the Company, as the same may be amended from time to time, a copy of which is attached as Exhibit B hereto.

“Call Period” means, with respect to the application of the provisions of Article 5 to a Terminated Management Shareholder:

(a) With respect to a Purchased Strip Share, the period from the Termination Date with respect to such Terminated Management Shareholder to the date that is 60 days after such Termination Date,

(b) With respect to a Class A Common Share purchased pursuant to the exercise of a Class A Option:

(i) if the date of purchase of such Class A Common Share pursuant to the exercise of such Class A Option (the “Exercise Date”) occurred before the Termination Date with respect to such Terminated Management Shareholder, the period from such Termination Date to the later of (A) the date that is 60 days after such Termination Date and (B) the date that is 190 days after the Exercise Date,

(ii) if the Exercise Date occurs after the Termination Date with respect to such Terminated Management Shareholder, the period from the Exercise Date to the date that is 190 days after the Exercise Date, and

(c) With respect to a Granted Strip Share or Restricted A Share:

(i) if such Granted Strip Share or Restricted A Share vested prior to the termination of such Terminated Management Shareholder, the period from the Termination Date with respect to such Terminated Management Shareholder to the later of (A) the date that is 60 days after such Termination Date and (B) the date that is 190 days after the date that such Granted Strip Share or Restricted A Share vested, and

(ii) if such Granted Strip Share or Restricted A Share was unvested immediately prior to the termination of such Terminated Management Shareholder, the period from the Termination Date with respect to such Terminated Management Shareholder to the date that is 190 days after such Termination Date.

“Cause” with respect to any Management Shareholder who is an employee of any of the Companies, or any of their Subsidiaries, has the meaning ascribed to such term in such Management Shareholder’s employment or severance agreement, or if such Management Shareholder is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Management Shareholder of a felony (other than a violation of a motor vehicle or moving violation law) or conviction of such Management Shareholder of a misdemeanor if such misdemeanor involves moral turpitude; or

(ii) voluntary engagement by such Management Shareholder in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of any of the Companies or any of their Subsidiaries in the course of such Management Shareholder’s employment; or

(iii) the willful refusal (following written notice) by such Management Shareholder to carry out specific directions of (A) the Board or (B) the Board of Directors of any of the Company’s Subsidiaries with which such Management Shareholder is employed or of which such Management Shareholder is an officer, which directions are consistent with such Management Shareholder’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Management Shareholder of any material provision of such Management Shareholder’s employment, severance or related agreement (other than for reasons related only to the business performance of the Company or business results achieved by such Management Shareholder); or

(v) the commission by such Management Shareholder of any act of gross negligence or intentional misconduct in the performance of such Management Shareholder’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Management Shareholder’s part shall be considered to be Cause if done, or omitted to be done, by such Management Shareholder in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of the Company’s Subsidiaries with which such Management Shareholder is employed or of which such Management Shareholder is an officer, as the case may be.

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Group Equity Securities representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Sponsors, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries).

“Class A Common Shares” means the Class A ordinary shares, par value $.01 of the Company.

“Class L Common Shares” means the Class L ordinary shares, par value $.01 of the Company.

“Class A Option” means an option to purchase Class A Common Shares granted pursuant to the Incentive Plan.

“Closing” means the closing of the purchase of the Group Equity Securities by the Non-Management Shareholders on January 18, 2005.

“Common Shares” means the Class A Common Shares and the Class L Common Shares, and any share capital of the Company into which such Common Shares may thereafter be converted, changed, reclassified or exchanged.

“DLJMB” means DLJMB Overseas Partners III, C.V.

“DLJMB Funds” has the meaning ascribed to such term in the Sponsor Shareholders Agreement.

“DLJMB Syndication Shares” has that meaning ascribed to such term in the Sponsor Shareholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any of the Group Equity Securities as of any date of determination:

(a) in the event that such Group Equity Securities are listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the average of the closing prices of such Group Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such Group Equity Securities reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such Group Equity Securities are quoted, in each case, for a period of twenty trading days prior to such date of determination, and

(b) in the event that such Group Equity Securities are not listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the fair market value of such Group Equity Securities as determined by the Board in good faith; provided that the Board’s determination of Fair Market Value shall be based on the following methodology (such methodology, the “Valuation Methodology”):

(i) The Fair Market Value of a Preferred Share, shall be an amount equal to the sum of (i) $1,000 plus (ii) all accumulated, accrued and unpaid dividends with respect to such Preferred Share to such date of determination

(such amount, the “Preferred Amount”); provided, that, if the aggregate Preferred Amount for all Preferred Shares outstanding on the date of determination exceeds the Total Equity Value (as defined below), then the Fair Market Value with respect to a Preferred Share shall be an amount equal to the product of (A) the Total Equity Value and (B) a fraction, the numerator of which is the Preferred Amount for such Preferred Share and the denominator of which is the aggregate Preferred Amount for all Preferred Shares outstanding on the date of determination. The “Total Equity Value” shall be equal to the aggregate value, as determined in good faith by the Board, that would be available with respect to all Group Equity Securities as a group, including, without limitation, the Preferred Shares, the Class L Common Shares and the Class A Common Shares, in the event of a sale of all of the outstanding equity securities of the Company to an unaffiliated third party, assuming an assumption by the purchaser of all indebtedness of the Company and its Subsidiaries as of the date of determination, taking into account valuation methodologies commonly employed by financial buyers.

(ii) The Fair Market Value of a Class L Common Share shall be equal to the sum of (A) an amount that, as of the date of determination, would be required to be distributed with respect to such Class L Common Share such that no further distributions would be payable, as of such date of determination, with respect to such Class L Common Share (the “Class L Remaining Distribution Amount”) (i.e., an amount that, when aggregated with all previous distributions with respect to such Class L Common Share, would result in an internal rate of return of 10% per annum, compounded quarterly, as of such date of determination) and (B) the Fair Market Value of a Class A Common Share as calculated pursuant to clause (iii) of this definition below; provided, that, if the aggregate Class L Remaining Distribution Amount for all Class L Common Shares outstanding on the date of determination exceeds the Total Equity Value remaining, if any, after deducting the aggregate Preferred Amount for all Preferred Shares outstanding on the date of determination (such remaining Total Equity Value amount, the “Total Common Value”), then the Fair Market Value with respect to a Class L Common Share shall be an amount equal to the product of (x) the Total Common Value and (y) a fraction, the numerator of which is the Class L Remaining Distribution Amount for such Class L Common Share and the denominator of which is the aggregate Class L Remaining Distribution Amount for all Class L Common Shares outstanding on the date of determination.

(iii) The Fair Market Value of a Class A Common Share shall be an amount equal to (A)(x) the Total Common Value remaining, if any, after deducting from the Total Common Value the aggregate Class L Remaining Distribution Amount for all Class L Common Shares outstanding on the date of determination plus (y) the aggregate amount of the per share exercise prices of all in-the-money Class A Options (whether vested or unvested), divided by (B)(x) the aggregate number of Class A Common Shares and Class L Common Shares (treating each Class A Common Share and each Class L Common Share as one share) outstanding as of the date of determination, including all vested and all unvested Granted Strip Shares and all vested and unvested Restricted A Shares, plus (y) the aggregate number of Class A Common Shares for which all in-the-money Class A Options (whether vested or unvested) are exercisable.

“FMV Calculation Date” means, with respect to the application of the provisions of Article 5 to a Terminated Management Shareholder:

(a) With respect to a Purchased Strip Share, the Termination Date with respect to such Terminated Management Shareholder,

(b) With respect to a Class A Common Share purchased pursuant to the exercise of a Class A Option:

(i) if the Exercise Date occurred more than six months before the Termination Date with respect to such Terminated Management Shareholder, such Termination Date,

(ii) if the Exercise Date occurred less than six months before the Termination Date with respect to such Terminated Management Shareholder or occurs after such Termination Date, the Call Notice Date with respect to such Class A Common Share, and

(c) With respect to a Granted Strip Share or Restricted A Share:

(i) if such Granted Strip Share or Restricted A Share vested more than six months before the termination of such Terminated Management Shareholder, the Termination Date with respect to such Terminated Management Shareholder, and

(ii) if such Granted Strip Share or Restricted A Share vested less than six months before the Termination Date or was unvested immediately prior to the termination of such Terminated Management Shareholder, the Call Notice Date with respect to such Granted Strip Share or Restricted A Share, as the case may be.

“Good Reason”, with respect to any Management Shareholder who is an employee of any of the Companies, or any of their Subsidiaries, has the meaning ascribed to such term in such Management Shareholder’s employment or severance agreement or, if such Management Shareholder is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i) the assignment to the Management Shareholder of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by any of the Companies which results in a diminution of such person’s position, authority, duties or responsibilities, or

(ii) any of the Companies requiring the Management Shareholder to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (i) or (ii) above shall constitute Good Reason only if the relevant company fails to cure such event within 30 days after such company’s receipt from the Management Shareholder of written notice of the event which constitutes Good Reason; provided further that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the relevant company written notice thereof prior to such date.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“Granted Strip Shares” of a Management Shareholder means the Class L Common Shares, Class A Common Shares and Preferred Shares granted as a unit of securities to such Management Shareholder pursuant to such Management Shareholder’s Management Strip Grant Agreement.

“Group Equity Securities” means, without duplication, (i) the Common Shares, (ii) the Preferred Shares and (iii) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Shares, Preferred Shares or any other equity or equity-linked security issued by the Company or Warner II; provided, that for purposes of any calculation herein with respect to the number or percentage of Group Equity Securities outstanding or held by any Management Shareholder or Non-Management Shareholder or group thereof, from time to time, each Preferred Share shall be equal to 1,000 Group Equity Securities; each Class A Common Share shall be equal to 1 Group Equity Security; and each Class L Common Share shall be equal to 74.52 Group Equity Securities; provided, further that, except as otherwise stated in the following proviso, Group Equity Securities of a Management Shareholder includes Purchased Strip Shares, Granted Strip Shares, Restricted A Shares and Class A Options held by such Management Shareholder; provided, further, that:

(a) solely with respect to Section 4.01 (Tag-Along Sales), Group Equity Securities of a Management Shareholder shall exclude (x) any Restricted A Shares that have neither vested nor will vest immediately prior to, or in connection with, the consummation of the Tag-Along Sale and (y) any unvested, or vested but out-of-the-money, Class A Options; provided, that, such Restricted A Shares shall be treated in any Tag-Along Sale which constitutes a Change of Control, and such Class A Options shall be treated in any Tag-Along Sale, in the manner set forth in the grant agreement between such Management Shareholder and the Company with respect to such Restricted A Shares or Class A Options, as the case may be,

(b) solely with respect to Section 4.02 (Drag-Along Sales), the Group Equity Securities of a Management Shareholder shall exclude (x) Restricted A Shares that have neither vested nor will vest immediately prior to, or in connection with, the consummation of the Drag-Along Sale and (y) any Class A Options; provided, that, such Restricted A Shares and Class A Options shall be treated in any Drag-Along Sale in the manner set forth in the grant agreement between such Management Shareholder and the Company with respect to such Restricted A Shares or Class A Options, as the case may be,

(c) solely with respect to Section 4.04 (Preemptive Rights), Group Equity Securities of a Management Shareholder shall only include the Purchased Strip Shares and the Granted Strip Shares held by such Management Shareholder, and

(d) solely with respect to Section 8.05 (Waivers; Amendments), Group Equity Securities of a Management Shareholder shall exclude (x) any unvested Restricted A Shares and (y) any Class A Options.

With respect to any other class or additional shares of Group Equity Securities that may be issued and outstanding from time to time, the Board shall reasonably determine the equivalent number of Group Equity Securities represented by such shares.

“Incentive Plan” means the Company’s 2005 Equity Incentive Plan, as the same may be amended, modified or supplemented.

“Initial Shares” means: (i) with respect to any Management Shareholder or group of Management Shareholders, the number of Group Equity Securities owned by such Management Shareholder or such group of Management Shareholders, as of the date hereof (or, in the case of any Management Shareholder who becomes a party to this Agreement after the date hereof, as of the date of joinder or entry of such Management Shareholder into this Agreement), listed opposite his or her name or their respective names on Schedule A hereto and (ii) with respect to any Non-Management Shareholder or group of Non-Management Shareholders, the number of Group Equity Securities owned by such Non-Management Shareholder or such group of Non-Management Shareholders, as of the Closing; provided, that the number of Initial Shares owned by each Shareholder shall be reduced (and, with respect to Management Shareholders, Schedule A shall be modified accordingly) in the event of any redemption, repurchase or exchange of Group Equity Securities by the Company or Warner II that affects all holders of such Group Equity Securities equally or proportionately, by the number of Group Equity Securities so redeemed, repurchased or exchanged; and provided, further, that for purposes of clarity, with respect to the DLJMB Funds, “Initial Shares” shall not include the DLJMB Syndication Shares.

“IPO” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Management Securities Purchase Agreement” means that certain Management Securities Purchase Agreement dated as of the date hereof by and among the Company, Warner II and the Management Shareholders that are the signatories to this Agreement on the date hereof.

“Management Strip Grant Agreement” means, with respect to a Management Shareholder, that certain Strip Grant Agreement dated as of the date hereof by and among the Company, Warner II and such Management Shareholder with respect to the grant of Common Shares and Preferred Shares to such Management Shareholder.

“NASD” means the National Association of Securities Dealers.

“Non-Management Shareholder” shall have the meaning ascribed to the term “Shareholder” in the Sponsor Shareholders Agreement.

“Permitted Transferee” means, with respect to any Management Shareholder, (i) such Management Shareholder’s spouse, or any of such Management Shareholder’s lineal descendants, siblings or parents (collectively, “Relatives”); (ii) any executor, administrator or testamentary trustee of such Management Shareholder’s estate if such Management Shareholder dies; (iii) any transferee receiving Group Equity Securities of such Management Shareholder by will, intestacy laws or the laws of descent or survivorship; (iv) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Management Shareholder or one or more Relatives of such Management Shareholder or one or more lineal descendents of siblings of such Management Shareholder and (v) a charitable organization, which shall be reasonably acceptable to the Board, receiving Class A Common Shares, Class L Common Shares or Preferred Shares from such Management Shareholder in connection with a donation by such Management Shareholder, provided, that (A) such Management Shareholder may not donate pursuant to this clause (v) unvested Restricted A Shares or Class A Options and (B) the maximum number of Class A Common Shares, Class L Common Shares or Preferred Shares that such Management Shareholder may donate pursuant to this clause (v) is an amount equal to five percent of the aggregate number of Class A Common Shares, Class L Common Shares or Preferred Shares, as the case may be, held by such Management Shareholder on the date hereof.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Preferred Shares” shall mean the preferred shares, par value $.01 per share of Warner II.

“Public Offering” means an underwritten public offering of Common Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Purchased Strip Shares” means the Common Shares and Preferred Shares purchased pursuant to the Management Securities Purchase Agreement and any other Common Shares and Preferred Shares purchased by a Management Shareholder after the date hereof, excluding (a) any Restricted A Shares and Class A Common Shares purchased pursuant to an exercise of a Class A Option, and (b) any Class A Common Shares purchased by a Management Shareholder after an IPO in any open market transaction.

“Registering Shareholders” has the meaning ascribed to such term in the Sponsor Shareholders Agreement.

“Registrable Securities” means (i) Class A Common Shares, (ii) Class A Common Shares issuable upon conversion of shares of Class L Common or in exchange for Preferred Shares, (iii) Class A Common Shares issuable upon exercise, conversion or exchange of any option, warrant or other security of the Company or any of its Subsidiaries and (iv) Class A Common Shares directly or indirectly issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, that Registrable Securities shall not include: (A) any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, or (y) which have been sold pursuant to Rule 144 or Rule 145, or (B) any unvested Restricted A Shares or any other unvested shares of the type referred to in clauses (i), (ii), (iii) or (iv) above, provided that any unvested Restricted A Shares or any other unvested shares of the type referred to in clauses (i), (ii), (iii) or (iv) above that are due to vest while a subject registration statement will be in effect shall be considered Registrable Securities if the inclusion of such securities in the subject registration statement will not cause the Company to have to file a post-effective amendment to such registration statement or otherwise delay the sale of securities pursuant to such registration statement; provided, that, such unvested Restricted A Shares or other unvested shares shall not be sold pursuant to any registration until such shares have vested and, provided, further, that, for the avoidance of doubt, all Registrable Securities remain subject to Article 5 of this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Companies (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Companies (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 6.04(h) hereof), (vii) reasonable fees and expenses of any special experts retained by the Companies in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of one counsel to the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to section 3 of Schedule E to the Bylaws of the NASD, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the Companies or its officers in connection with their compliance with Article 6 hereof.

“Restricted A Shares” means any Class A Common Shares granted to, or purchased by, a Management Shareholder pursuant to the Incentive Plan.

“Right of First Offer” means the “rights of first offer” provided to Non-Management Shareholders pursuant to Section 4.04 of the Sponsor Shareholders Agreement.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder” means any Management Shareholder or Non-Management Shareholder.

“Sponsor Designee” means, with respect to any Sponsor, any individual designated by such Sponsor to serve as a director to the Board pursuant to the Sponsor Shareholders Agreement.

“Sponsor Majority” means a majority of the Sponsors who continue to own at least 50% of its or their Initial Shares; provided, however, if Sponsors who continue to own at least 50% of its or their respective Initial Shares do not own, in the aggregate, a majority of the Total Closing Shares, then “Sponsor Majority” shall refer to the Sponsors owning a majority of the Total Sponsor Shares.

“Sponsor Permitted Transferees” means such transferees of the Sponsors (for the purpose of this definition, as the term “Sponsors” is defined in the Sponsor Shareholders Agreement) as are identified in the definition of “Permitted Transferee” in the Sponsor Shareholders Agreement after the Transfer by the Sponsors to such permitted transferees of any Group Equity Securities.

“Sponsor Representative” means each of the Bain Representative, the DLJMB Representative, the JPMP Representative and the THL Representative.

“Sponsor Shareholders Agreement” means that certain Shareholders Agreement dated as of January 18, 2005, by and among the Company, Warner II, Warner III, the Sponsor Representatives and the other parties thereto (as such agreement may be amended, modified or supplemented from time to time).

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Syndicate Shareholders” shall have the meaning ascribed to such term in the Sponsor Shareholders Agreement.

“Tag-Along Pro Rata Share” means, with respect to each Tag-Along Seller, Tagging Person or Non-Management Tagging Person, as the case may be, a number of shares of a specified class of Offered Securities equal to the aggregate number of shares of such specified class that the prospective purchaser in a Tag-Along Sale is willing to purchase, multiplied by a fraction, the numerator of which is the Aggregate Ownership of the shares of the specified class of such Tag-Along Seller, Tagging Person or Non-Management Tagging Person, as the case may be, and the denominator of which is equal to the Aggregate Ownership of the shares of the specified class of the Tag-Along Seller and all Tagging Persons and Non-Management Tagging Persons.

“Third Party” means a prospective purchaser (other than a Permitted Transferee (for the purpose of this definition, as such term is defined in the Sponsor Shareholders Agreement) of the prospective selling Non-Management Shareholder) of Group Equity Securities in a bona fide arm’s-length transaction.

“Total Closing Shares” means the Group Equity Securities owned by all Sponsors as of the Closing or, in the case of any Transfer of any DLJMB Syndication Shares to Syndicate Shareholders pursuant to Section 3.01 of the Sponsor Shareholders Agreement, or to the Sponsors, pursuant to Section 3.02 of the Sponsor Shareholders Agreement, as of the date of the consummation of all such Transfers.

“Total Sponsor Shares” means the Group Equity Securities owned by all Sponsors as of the date of calculation.

“Transfer” means, with respect to any Group Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Group Equity Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Group Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Warner II Bye-Laws” means the bye-laws of Warner II, as the same may be amended from time to time.

(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Advisory Services and Monitoring Agreement	1.01(a)
Affiliate	1.01(a)
Aggregate Ownership	1.01(a)
Agreement	Preamble
Bain Funds	Preamble
Bain Representative	8.01(a)
BMA	1.01(a)
BMA Transfer Approval	3.01(b)
Board	1.01(a)
Business	1.01(a)
Business Day	1.01(a)
Bye-laws	1.01(a)
Call Notice Date	5.01(b)
Call Period	1.01(a)
Cause	1.01(a)
CFC	7.03 (a)
Change of Control	1.01(a)
Class A Common Shares	1.01(a)
Class A Option	1.01(a)
Class L Common Shares	1.01(a)
Class L Remaining Distribution Amount	1.01 (a) (in definition of Fair Market Value)
Closing	1.01(a)
Code	7.03 (a)
Combined PFIC Annual Information Statement	7.03 (c)
Common Shares	1.01(a)
Companies	Preamble
Company	Preamble
Confidential Information	7.01(a)
Confidentiality Affiliates	7.01(a)
Counsel	8.03
Damages	6.04
Determination Time	3.02(b)
DLJMB	1.01(a)
DLJMB Funds	1.01(a)
DLJMB Representative	8.01(b)
DLJMB Syndication Shares	1.01(a)
Drag-Along Sale	4.02(a)
Drag-Along Sale Notice	4.02(b)
Drag-Along Sale Notice Period	4.02(b)
Drag-Along Sale Price	4.02(b)
Drag-Along Seller	4.02(a)
Drag-Along Transferee	4.02(a)
Employer	5.01(a)
Equity Kicker	4.04 (g)
Excess Shares	4.04(c)
Exchange Act	1.01(a)
Exercise Date	1.01(a) (in definition of Call Period)

TERM	SECTION
Fair Market Value	1.01(a)
FMV Calculation Date	1.01(a)
Fully Participating Management Shareholder	4.04(c)
Good Reason	1.01(a)
Governmental Authority	1.01(a)
Granted Strip Shares	1.01(a)
Group Equity Securities	1.01(a)
Incentive Plan	1.01(a)
Indemnified Liabilities	8.13(a)
Indemnified Party	6.06
Indemnifying Party	6.06
Initial Shares	1.01(a)
IPO	1.01(a)
Issuance Notice	4.04(a)
Issuer Allocation Percentage	7.03 (d)
Joinder Agreement	Exhibit A
Joining Party	Exhibit A
JPMP Funds	Preamble
JPMP Representative	8.01(d)
Management Securities Purchase Agreement	1.01(a)
Management Shareholder	Preamble
Management Shareholders Agreement	Exhibit A
Management Strip Grant Agreement	1.01(a)
NASD	1.01(a)
Non-Management Shareholder	1.01(a)
Non-Management Tag Along Right	4.01(d)
Non-Management Tagging Person	4.01(d)
Non-Qualified Permitted Transferee	3.04(b)
Offered Securities	4.01(a)
Original Management Shareholder	3.04(b)
Permitted Transferee	1.01(a)
Person	1.01(a)
PFIC	7.03 (a)
PFIC Annual Information Statement	7.03 (c)
PFIC Statement Year	7.03 (c)
PFIC Subsidiary	7.03 (c)
Piggyback Maximum Offering Size	6.01(b)
Piggyback Registration	6.01(a)
Preferred Amount	1.01 (a) (in definition of Fair Market Value)
Preferred Shares	1.01(a)
Public Offering	1.01(a)
Purchased Strip Shares	1.01(a)
Registering Management Shareholder	6.01(a)
Registering Shareholders	1.01(a)
Registrable Securities	1.01(a)
Registration Expenses	1.01(a)
Relative Ownership Percentage	3.02(b)
Restricted A Shares	1.01(a)
Right of First Offer	1.01(a)

TERM	SECTION
Rule 144	1.01(a)
Rule 145	1.01(a)
SEC	1.01(a)
Securities Act	1.01(a)
Shareholder	1.01(a)
Sponsor	Preamble
Sponsor Designee	1.01(a)
Sponsor Majority	1.01(a)
Sponsor Permitted Transferees	1.01(a)
Sponsor Representative	1.01(a)
Sponsor Shareholder Agreement	1.01(a)
Sponsors	Preamble
Subsidiary	1.01(a)
Syndicate Shareholders	1.01(a)
Tag-Along Notice	4.01(a)
Tag-Along Notice Period	4.01(c)
Tag-Along Offer	4.01(a)
Tag-Along Offerees	4.01(a)
Tag-Along Pro Rata Share	1.01(a)
Tag-Along Response Notice	4.01(c)
Tag-Along Right	4.01(c)
Tag-Along Sale	4.01(a)
Tag-Along Sale Percentage	4.01(b)
Tag-Along Seller	4.01(a)
Tagging Persons	4.01(c)
Terminated Management Shareholder	5.01(a)
Termination Date	5.01(a)
Termination Event	5.01(a)
Termination Price	5.01(a)
Termination Securities	5.01(a)
Third Party	1.01(a)
Third Party Claim	8.13 (a)
THL Funds	Preamble
THL Representative	8.01(c)
Total Closing Shares	1.01(a)
Total Common Value	1.01 (a) (in definition of Fair Market Value)
Total Equity Value	1.01 (a) (in definition of Fair Market Value)
Total Sponsor Shares	1.01(a)
Transfer	1.01(a)
Unrestricted Securities	3.02(b)
Unwinding Event	3.04(b)
Valuation Methodology	1.01(a) (in definition of Fair Market Value)
Warner II	Preamble
Warner II Bye-Laws	1.01(a)
Warner III	Preamble

(c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(d) Calculation of Time. When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(e) Dollars. Any reference in this Agreement to “$” means U.S. dollars.

(f) Annexes/Exhibits/Schedules. The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(g) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(h) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(i) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01 Composition of the Board. The Board shall initially be comprised as described in the Sponsor Shareholders Agreement. Each Management Shareholder shall, at any time it is then entitled to vote for the election of directors to the Board, vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in favor of each of the Sponsor Designees which the Sponsors have the right to designate and appoint pursuant to the Sponsor Shareholders Agreement.

SECTION 2.02 Removal. No Management Shareholder shall, at any time it is then entitled to vote for the removal of directors from the Board, vote any of its Group Equity Securities in favor of the removal of any Sponsor Designee, unless the Sponsor responsible for designating such Sponsor Designee shall have requested such removal in writing, in which case each Management Shareholder shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in favor of such removal.

SECTION 2.03 Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Sponsor Designee (other than removal of a Sponsor Designee based upon a reduction in the equity ownership of a Sponsor as set forth in the Sponsor Shareholders Agreement), each Management Shareholder then entitled to vote for the election of directors to the Board shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the replacement nominee designated by the Sponsor entitled to designate such replacement is elected to the Board.

SECTION 2.04 Bye-law Provisions. Each Shareholder shall vote all of its Group Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other actions necessary, to ensure that the Bye-laws and the Warner II Bye-laws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which such Shareholder is entitled under this Agreement. Each Management Shareholder hereby grants to each Sponsor constituting the Sponsor Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Shareholder’s Group Equity Securities in accordance with such Management Shareholder’s agreements contained in this Section 2.04.

SECTION 2.05 Consent to Amendment. Each Management Shareholder agrees to cast all votes (whether at any annual or special general meeting, by written consent or otherwise) to which such Management Shareholder is entitled in respect of its Group Equity Securities, in such manner as the Sponsor Majority may instruct by written notice, to increase the number of authorized Class A Common Shares to the extent necessary to permit the Company to comply with the provisions of its Bye-laws with respect to the conversion of Class L Common Shares into Class A Common Shares. Each Management Shareholder hereby grants to each Sponsor that is a part of the Sponsor Majority an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Shareholder’s Group Equity Securities in accordance with such Management Shareholder’s agreements contained in this Section 2.05.

SECTION 2.06 Sponsor Transactions. Other than (i) as permitted pursuant to, or as contemplated by, the Advisory Services and Monitoring Agreement as in effect on the date hereof, or (ii) customary directors fees, if any, any payment of fees by the Company or any of its Subsidiaries to any of the Sponsors or their respective Affiliates, shall require the approval of a majority of the disinterested members of the Board.

ARTICLE 3

RESTRICTIONS ON TRANSFER

SECTION 3.01 General Restrictions on Transfer.

(a) Each Management Shareholder understands and agrees that the Group Equity Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act. No Management Shareholder shall Transfer any Group Equity Securities (or solicit any offers in respect of any Transfer of any Group Equity Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Group Equity Securities were issued. No Management Shareholder shall Transfer any Group Equity Securities if such Transfer would cause any class of Group Equity Securities to be required to become subject to registration under the Exchange Act.

(b) Notwithstanding anything in this Agreement to the contrary, no Management Shareholder shall Transfer any Group Equity Securities to any Person (i) without, to the extent applicable, the prior consent of the BMA pursuant to the Exchange Control Act 1972 and its related regulations (“BMA Transfer Approval”) and such transferring Management Shareholder shall cooperate with the Company or Warner II, as applicable, and such entity’s Bermuda counsel in obtaining such consent, and (ii) other than in connection with the Transfer of Group Equity Securities pursuant to Sections 4.01 or 4.02, unless the transferee in such Transfer shall have agreed in writing to be bound by the terms of this

Agreement by executing a Joinder Agreement (unless such transferee is already so bound) or otherwise agree to be bound by the terms of this Agreement applicable to such Management Shareholder.

(c) Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Group Equity Securities not in compliance with this Agreement shall be null and void and have no force or effect, and the Company and/or Warner II, as the case may be, shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company and Warner II.

SECTION 3.02 Restrictions on Transfer by Management Shareholders. Notwithstanding anything in this Agreement to the contrary:

(a) Prior to the IPO, no Management Shareholder may Transfer any of its Group Equity Securities, except to a Permitted Transferee in accordance with Section 3.04 or in a Transfer of Group Equity Securities in a Tag-Along Sale or Drag-Along Sale pursuant to Sections 4.01 or 4.02 (in each case, in compliance with any agreement or instrument pursuant to which such Group Equity Securities have been issued).

(b) Following the IPO, and subject to Section 3.01, in addition to Transfers to Permitted Transferees, each Management Shareholder may Transfer Group Equity Securities, other than any unvested Restricted A Shares or Class A Options (such Group Equity Securities that may be Transferred, “Unrestricted Securities”), but only to the extent such Transfer would not result in the Relative Ownership Percentage (as defined below) of the Unrestricted Securities owned by such Management Shareholder immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the Group Equity Securities owned by the Sponsors immediately following the Determination Time. For purposes of this Section 3.02(b), “Relative Ownership Percentage” means:

(i) with respect to the Unrestricted Securities held by a Management Shareholder, a fraction (expressed as a percentage), (A) the numerator of which is the number of Unrestricted Securities owned by such Management Shareholder immediately following the Determination Time and (B) the denominator of which is the sum of (x) the number of Unrestricted Securities owned by such Management Shareholder immediately following the IPO and (y) the number of Group Equity Securities owned by such Management Shareholder that were not Unrestricted Securities immediately following the IPO but that have subsequently become Unrestricted Securities, and

(ii) with respect to Group Equity Securities owned by the Sponsors, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Group Equity Securities owned by the Sponsors immediately following the Determination Time and (B) the denominator of which is the aggregate number of Group Equity Securities owned by the Sponsors immediately following the IPO.

(c) Following the IPO, any Sponsor Transferring Group Equity Securities to a Third Party shall notify the Company or Warner II, as the case may be, following the consummation of such Transfer of the number and type of Group Equity Securities Transferred. Any Management Shareholder wishing to Transfer Group Equity Securities pursuant to Section 3.02(b) shall be entitled to obtain prior to such Transfer, and rely upon, a statement from the Company or Warner II, as the case may be, of the number of Unrestricted Securities that such Management Shareholder may Transfer pursuant to Section 3.02(b).

SECTION 3.03 Legends.

(a) At all times prior to the IPO, in addition to any other legend that may be required, each certificate for Group Equity Securities issued to any Management Shareholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO APPLICABLE BERMUDA MONETARY AUTHORITY CONSENTS AND ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BYE-LAWS OF THE COMPANY AND THE MANAGEMENT SHAREHOLDERS AGREEMENT DATED AS OF MARCH 28, 2005 (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.”

(b) If any Group Equity Securities shall become freely transferable under the Securities Act, upon the written request of the holder thereof, the Company or Warner II, as applicable, shall issue to such holder a new certificate evidencing such Group Equity Securities without the first sentence of the legend required by Section 3.03(a) endorsed thereon. The Company or Warner II, as applicable, may request that the holder provide an opinion of legal counsel reasonably acceptable to it stating that such Group Equity Securities are freely transferable under the Securities Act. If any Group Equity Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company or Warner II, as applicable, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Group Equity Securities without the second sentence of the legend required by Section 3.03(a) endorsed thereon.

SECTION 3.04 Permitted Transferees.

(a) Subject to Section 3.01, any Management Shareholder may at any time Transfer any or all of its Group Equity Securities to a Permitted Transferee of such Management Shareholder without the consent of any Person so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement (and such Transfer is otherwise in compliance with any agreement or instrument to which such Group Equity Securities were issued). Such Management Shareholder must give prior written notice to the Company or Warner II, as applicable, of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Company or Warner II, as applicable, to ensure compliance with the terms of this Agreement.

(b) If, while a Permitted Transferee holds any Group Equity Securities, a Permitted Transferee (a “Non-Qualified Permitted Transferee”) ceases to qualify as a Permitted Transferee in relation to the initial transferor Management Shareholder (being the original member of management of the Company or one of its Subsidiaries that originally held such Group Equity Securities) (any such initial transferor Management Shareholder, an “Original Management Shareholder”) from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferor Management Shareholder received such shares (an “Unwinding Event”), then:

(i) such Original Management Shareholder and such Non-Qualified Permitted Transferee shall forthwith notify the Company or Warner II, as applicable, and the Sponsor Representatives of the pending occurrence of such Unwinding Event; and

(ii) immediately following such Unwinding Event, such Original Management Shareholder and such Non-Qualified Permitted Transferee shall take all actions necessary to effect a Transfer of all the Group Equity Securities held by the Non-Qualified Permitted Transferee either back to such Management Shareholder or, pursuant to this Section 3.04, to another Person that qualifies as a Permitted Transferee of such Original Management Shareholder.

ARTICLE 4

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

SECTION 4.01 Tag-Along Rights.

(a) Subject to Section 4.03, if any Non-Management Shareholder (the “Tag-Along Seller”) proposes to Transfer shares of any class of Group Equity Securities (“Offered Securities”) to any Third Party or Third Parties in a single transaction or in a series of related transactions, and such Offered Securities have been offered to, but not purchased by, the Non-Management Shareholders in accordance with such Non-Management Shareholders’ Right of First Offer, (a “Tag-Along Sale”), the Tag-Along Seller shall first, by written notice to the Company (with respect to Common Shares) or to Warner II (with respect to Preferred Shares), which company shall provide each of the Management Shareholders (the “Tag-Along Offerees”) with a copy of such notice (“Tag-Along Notice”), offer the Tag-Along Offerees (“Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 4.01.

(b) The Tag-Along Notice shall identify (i) the class and number of shares of Offered Securities proposed to be sold by the Tag-Along Seller, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of the specified class to be purchased from the Tag-Along Seller in such Tag-Along Sale by the Aggregate Ownership of the Tag-Along Seller of the specified class (the “Tag-Along Sale Percentage”), (iii) the consideration for which the Transfer is proposed to be made, (iv) the name and address of each proposed Third Party transferee, (v) the proposed Transfer date and (vi) all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by each proposed Third Party transferee to purchase shares of the specified class of Offered Securities.

(c) From the date of its receipt of the Tag-Along Notice, each Tag-Along Offeree shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 10 days after receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer a number of vested shares of the specified class of Offered Securities held by such Tag-Along Offeree (such number of shares shall not in any event exceed the Tag-Along Sale Percentage of the total number of shares of the specified class of Offered Securities held by such Tag-Along Offeree). The Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Offered Securities to be sold in such Tag-Along Sale. The Tag-Along Offerees that exercise their Tag-Along Rights hereunder (the “Tagging Persons”) shall, upon request, deliver to the Tag-Along Seller, with the Tag-Along Response Notice, the certificate or certificates representing the Group Equity Securities of such Tagging Persons to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Group Equity Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons. In order to participate in a Tag-Along Sale, subject to Section 4.03(b), the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(d) The Tag-Along Seller shall attempt to obtain the inclusion in the proposed Tag-Along Sale of the entire number of shares of the specified class of Offered Securities which each of the Tagging Persons requested to have included in the Tag-Along Sale (as evidenced in the case of the Tag-Along Seller by the Tag-Along Notice and in the case of each Tagging Person by such Tagging Person’s Tag-Along Response Notice), it being acknowledged by the Tagging Persons that the Non-Management Shareholders have “tag-along” rights pursuant to the Sponsor Shareholders Agreement (“Non-Management Tag-Along Rights”), and the Tag-Along Seller will be obligated to comply with the Sponsor Shareholders Agreement. In the event the Tag-Along Seller shall be unable to obtain the inclusion of such entire number of shares of the specified class of Offered Securities in the proposed Tag-Along Sale, the number of shares of the specified class of Offered Securities to be sold in the proposed Tag-Along Sale shall be allocated among the Tag-Along Seller, each Tagging Person and each Non-Management Shareholder that exercises its Non-Management Tag-Along Rights (a “Non-Management Tagging Person”), in proportion, as nearly as practicable, as follows:

(i) there shall be first allocated to each Tag-Along Seller, Tagging Person, and each Non-Management Tagging Person, a number of shares of the specified class of Offered Securities equal to the lesser of (i) the number of shares offered to be included by such Tagging Person or Non-Management Tagging Person (or proposed, in the case of the Tag Along Seller) in the proposed Tag-Along Sale pursuant to this Section 4.01 or (with respect to such Non-Management Tagging Person) the Sponsor Shareholder Agreement, and (ii) a number of shares of the specified class of Offered Securities equal to its Tag-Along Pro Rata Share; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated pro rata to each Tag-Along Seller, each Tagging Person and each Non-Management Tagging Person; provided that in no case shall any Tagging Person be allocated an aggregate amount of shares exceeding the number of shares elected to be included by such Tagging Person.

(e) If, at the end of a 120-day period after the date of receipt of the Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 150 days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of all such Offered Securities on substantially the same terms and conditions set forth in the Tag-Along Notice (but as to price, the terms shall be exactly the same), the Tag-Along Seller shall (i) promptly return to the Tagging Persons the limited power-of-attorney (and all copies thereof) together with all certificates representing the Offered Securities that such Tagging Persons delivered for Transfer pursuant to this Section 4.01 and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of such shares of the specified class of Offered Securities without again complying with this Section 4.01.

(f) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Group Equity

Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice, and (iii) promptly after consummation of such Tag-Along Sale furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(g) If, at the termination of the Tag-Along Notice Period, any Management Shareholder has not elected to participate in the Tag-Along Sale, such Management Shareholder shall be deemed to have waived its rights under this Section 4.01(a) with respect to, and only with respect to, the Transfer of its Group Equity Securities pursuant to such Tag-Along Sale.

(h) The Tag-Along Seller shall Transfer, on behalf of the Tagging Persons, the Group Equity Securities subject to the Tag-Along Offer and elected by the Tagging Person to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days (or such longer period as extended under Section 4.01(e)) after the date of receipt of the Tag-Along Notice.

(i) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Group Equity Securities and limited powers-of-attorney received by the Tag-Along Seller) if the Transfer of Group Equity Securities pursuant to this Section 4.01 is not consummated for whatever reason. The decision to effect a Transfer of Group Equity Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(j) This Section 4.01 shall not apply to any Transfer of Group Equity Securities in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 4.02.

SECTION 4.02 Drag-Along Rights.

(a) Subject to Section 4.03, if at any time the Sponsors constituting the Sponsor Majority (collectively, the “Drag-Along Seller”) propose to Transfer all but not less than all of their Group Equity Securities (a “Drag-Along Sale”) to any Third Party or Third Parties (the “Drag-Along Transferee”) in a single transaction or in a series of related transactions, the Drag-Along Seller may at its option require each Management Shareholder, and each Management Shareholder hereby agrees, if such Transfer is structured as a Transfer of Group Equity Securities, to Transfer all but not less than all of the Group Equity Securities then held by such Management Shareholder on the same terms and conditions as are applicable to the Drag-Along Seller, including the same per share consideration with respect to a specific class of Group Equity Securities; provided, that, the terms of such Drag-Along Sale may provide different per share consideration for different classes of Group Equity Securities. All Management Shareholders shall cooperate in, and shall take all actions that the Drag-Along Seller deems reasonably necessary or desirable to consummate the Drag-Along Sale, including, without limitation, (i) voting their respective Group Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale and all actions deemed necessary or appropriate by the Drag-Along Seller in connection with the Drag-Along Sale, including voting to approve a Drag-Along Sale if such Drag-Along Sale is structured as a merger or a sale of all or substantially all of the assets of the Company, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) to the extent permitted by applicable law, not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale, and (iii) subject to Section 4.03(b), entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller. Each Management Shareholder hereby grants to each Sponsor that is part of the Drag-Along Seller, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Shareholder’s Group Equity Securities in accordance with such Management Shareholder’s agreements in this Section 4.03 and a power of attorney to execute and deliver in the name and on behalf of such Management Shareholder all such agreements, instruments and other documentation (including any written consents of shareholders) as is required to Transfer the Group Equity Securities held by such Management Shareholder to the Drag-Along Transferee. Notwithstanding the foregoing, the Drag-Along Seller may cause a Drag-Along Sale pursuant to this Section 4.02(a) in a Transfer for less than all of the outstanding Group Equity Securities; provided, that such retained shares do not exceed 20% of the issued and outstanding Group Equity Securities and; provided, further that all Management Shareholders shall have the right to retain a pro rata share of each class of aggregate retained shares (based on their Aggregate Ownership of the specified class at such time).

(b) The Drag-Along Seller shall provide written notice of such Drag-Along Sale to the Management Shareholders (a “Drag-Along Sale Notice”) not later than 10 days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Transferee and the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale. Each Management Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Group Equity Securities. The price and form of consideration payable in such Transfer shall be the Drag-Along Sale Price. Not later than five days after receipt of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Management Shareholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate or certificates and other applicable instruments representing the Group Equity Securities of such Management Shareholder to be included in the Drag-Along Sale, together with wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Group Equity Securities pursuant to this Section 4.02(b) at the closing for such Drag-Along Sale against delivery to such Management Shareholder of the consideration therefor. If a Management Shareholder should fail to deliver such certificates to the Drag-Along Seller and the Drag-Along Sale is consummated, the Companies shall cause the books and records of the Company to reflect that such Group Equity Securities are bound by the provisions of this Section 4.02(b) and that such Group Equity Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(c) The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of receipt of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Management Shareholders all certificates and other applicable instruments representing Group Equity Securities that such Management Shareholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Management Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Group Equity Securities owned by the Management Shareholders shall again be in effect.

(d) Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Management Shareholders, shall remit or cause to be remitted to each of the Management Shareholders that have surrendered their certificates and other applicable instruments the total consideration to be paid at the closing of the Drag-Along Sale for the Group Equity Securities Transferred (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Management Shareholder’s wire transfer instructions), and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Management Shareholders.

(e) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Management Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Group Equity Securities received by the Drag-Along Seller) if the Transfer of Group Equity Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. The decision to effect a Transfer of Group Equity Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

SECTION 4.03 Additional Provisions Related to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Section 4.01 or Section 4.02 to the contrary, in connection with a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02:

(a) Upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Non-Management Shareholders and Management Shareholders of the same class of Group Equity Securities participating therein will receive the same form and amount of consideration per share, or, if any Non-Management Shareholder or Management Shareholder of a specified class of Group Equity Securities is given an option as to the form and amount of consideration to be received, all shareholders of such specified class of Group Equity Securities participating therein will be given the same option.

(b) Each Management Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be and (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Management Shareholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including, without limitation, under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Management Shareholder in such sale, or (C) in its capacity as a shareholder, to agree to any non-competition or non-solicitation restrictions which are more restrictive on such Management Shareholder than those restrictions agreed to by such Management Shareholder in such Management Shareholder’s employment, severance or other written agreement with the Company or Subsidiary of the Company employing such Management Shareholder, and (iv) cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Sale.

(c) In the event the consideration to be paid in exchange for Group Equity Securities in a Tag-Along Sale or a Drag-Along Sale includes any securities, and the receipt thereof by a Management Shareholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale or a Drag-Along Sale or (b) the provision to any Tag-Along Seller or Drag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale or Drag-Along Sale, then such Management Shareholder shall not have the right to sell Group Equity Securities in such proposed Tag-Along Sale or Drag-Along Sale. In such event, the Tag-Along Seller or

Drag-Along Seller, as the case may be, shall (i) in the case of a Tag-Along Sale, have the right, but not the obligation, and (ii) in the case of a Drag-Along Sale, have the obligation, to cause to be paid to such Management Shareholder in lieu thereof, against surrender of the Group Equity Securities which would have otherwise been Transferred by such Management Shareholder to the prospective purchaser in the proposed Tag-Along Sale or a Drag-Along Sale, an amount in cash equal to the fair market value (as determined in the reasonable determination of the Board) of such Group Equity Securities as of the date such securities would have been issued in exchange for such Group Equity Securities.

(d) The Management Shareholders will cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer.

(e) Each Tagging Person shall bear an amount of the reasonable costs and expenses incurred by the Shareholders or the Companies in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, pro rata in proportion to the amount transferred or proposed to be transferred by such Tagging Person as compared to the aggregate amount transferred or proposed to be transferred by the Tag-Along Seller and all Tagging Persons and Non-Management Tagging Persons; provided, that, in connection with any Tag-Along Sale, each Tagging Person shall bear in its entirety any attorneys fees and charges, accounting fees and charges and any other advisor fees, charges or commissions incurred by such Tagging Person in connection with such Tag-Along Sale.

SECTION 4.04 Preemptive Rights.

(a) Prior to the consummation of an IPO, the Company or Warner II, as the case may be, shall give each of the Management Shareholders that is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any proposed issuance by the Company or Warner II, as the case may be, of shares of a specified class of Group Equity Securities, written notice (an “Issuance Notice”) of such proposed issuance at least 10 days prior to the proposed issuance date. The Issuance Notice shall specify the number of shares of the specified class of Group Equity Securities and the price at which such Group Equity Securities are proposed to be issued and the other material terms and conditions of the issuance, including, without limitation, the proposed closing date. Subject to Section 4.04(g), each Management Shareholder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Group Equity Securities equal to (x) the number of shares of the specified class of Group Equity Securities proposed to be issued by the Company or Warner II, as the case may be, multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Management Shareholder and the denominator of which is the Aggregate Ownership of Group Equity Securities of all Management Shareholders and Non-Management Shareholders.

(b) Each Management Shareholder may exercise its rights under this Section 4.04 by delivering written notice of its election to purchase such Group Equity Securities to the Company or Warner II, as the case may be, within 10 days after receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number of shares of the specified class of Group Equity Securities requested to be purchased by the Management Shareholder submitting such notice) by such Management Shareholder shall constitute a binding agreement of such Management Shareholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares of the specified class of Group Equity Securities specified in such Management Shareholder’s notice. If, at the termination of such 10 day-period, any Management Shareholder has not exercised its right to purchase any of its pro rata share of such Group Equity Securities (as calculated pursuant to Section 4.04(a)), such

Management Shareholder shall be deemed to have waived all of its rights under this Section 4.04 with respect to, and only with respect to, the purchase of such Group Equity Securities specified in the Issuance Notice.

(c) If any of the Management Shareholders or Non-Management Shareholders fail to exercise its preemptive rights under this Section 4.04 or (with respect to Non-Management Shareholders) under the Sponsor Shareholders Agreement, or elects to exercise such rights with respect to less than such shareholder’s pro rata share (the difference between such shareholder’s pro rata share (as calculated pursuant to Section 4.04(a) or (with respect to the Non-Management Shareholders) under the Sponsor Shareholders Agreement) and the number of shares for which such shareholder exercised its preemptive rights under this Section 4.04 or (with respect to the Non-Management Shareholders) under the Sponsor Shareholders Agreement, the “Excess Shares”), any participating Management Shareholder electing to exercise its rights with respect to its full pro rata share (a “Fully Participating Management Shareholder”) shall be entitled to purchase from the Company or Warner II, as the case may be, an additional number of shares of the specified class of Group Equity Securities equal to the product of (i) the Excess Shares and (ii) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Fully Participating Management Shareholder, and the denominator of which is equal to the sum of the Aggregate Ownership of Group Equity Securities of all Fully Participating Management Shareholders and all Non-Management Shareholders that elected to exercise their preemptive rights with respect to their full pro rata share pursuant to the Sponsor Shareholders Agreement.

(d) The Company or Warner II, as the case may be, shall have 120 days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Group Equity Securities that the Management Shareholders and Non-Management Shareholders have elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company or Warner II, as the case may be, than those specified in the Issuance Notice; provided, that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days after the date of the Issuance Notice. At the consummation of such issuance, the Company or Warner II, as the case may be, shall issue certificates representing the Group Equity Securities to be purchased by each Management Shareholder exercising preemptive rights pursuant to this Section 4.04 registered in the name of such Management Shareholder, against payment by such Management Shareholder of the purchase price for such Group Equity Securities. If the Company or Warner II, as the case may be, proposes to issue any class of Group Equity Securities after such 120-day period or on other terms materially less favorable to the issuer, it shall again comply with the procedures set forth in this Section 4.04.

(e) The closing of any issuance of Group Equity Securities contemplated by this Section 4.04 shall take place at the time and in the manner provided in the Issuance Notice. The Company or Warner II, as the case may be, shall be under no obligation to consummate any proposed issuance of Group Equity Securities, nor shall there be any liability on the part of such entity to any Management Shareholder, if the Company or Warner II, as the case may be, has not consummated any proposed issuance of Group Equity Securities pursuant to this Section 4.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f) The Company or Warner II, as the case may be, may offer and sell shares of a specified class of Group Equity Securities subject to the preemptive rights under this Section 4.04 to an existing Non-Management Shareholder without first offering such Group Equity Securities to each of the Management Shareholders or complying with the procedures of this Section 4.04, so long as (i) each of the Management Shareholders receives prompt written notice of the consummation of such sales and thereafter is given the opportunity to purchase a number of shares of the specified class of Group Equity Securities equal to (x) the number of shares of the specified class of Group Equity Securities issued by the

Company or Warner II, as the case may be, (including all shares of the specified class of Group Equity Securities issued to Management Shareholders with respect to this provision) multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Group Equity Securities of such Management Shareholder and the denominator of which is the Aggregate Ownership of Group Equity Securities of all Management Shareholders and Non-Management Shareholders, within 45 days after the close of such sale and in any event no later than 10 days after receipt of the notice referred to herein on the same terms and conditions as such prior sale, and (ii) the price per share of such specified class of Group Equity Securities shall be identical to the price per share paid in such prior sale.

(g) The preemptive rights under this Section 4.04 shall not apply to (i) issuances or sales of Group Equity Securities to employees, officers and/or directors of the Company or Warner II, as the case may be, pursuant to the Incentive Plan or any other employee benefit or similar plans or arrangements of the Company or Warner II, as the case may be, approved in accordance with the Sponsor Shareholders Agreement, (ii) issuances or sales of Group Equity Securities upon exercise, conversion or exchange of Group Equity Securities outstanding as of the date hereof or which, when issued, were subject to or exempt from the preemptive rights, (iii) securities distributed or set aside ratably to all holders of a specified class of Group Equity Securities on a per share equivalent basis, (iv) issuances or sales in, or in connection with, the IPO, a merger of the Company or Warner II, as the case may be, with or into another Person or an acquisition by the Company or Warner II, as the case may be, of another Person or substantially all the assets of another Person, or (v) issuances of shares of a specified class of Group Equity Securities as a bona-fide “equity kicker” to a lender in connection with a third party debt financing.

(h) Upon any issuances or sales of Group Equity Securities as a unit with any other Group Equity Securities, the preemptive rights under this Section 4.04 shall be exercisable solely with respect to the entire unit rather than only the Group Equity Securities included in the unit.

ARTICLE 5

REPURCHASE RIGHTS

SECTION 5.01 Repurchase Rights upon Termination.

(a) Upon any Management Shareholder who is an employee of any of the Companies, or any of their Subsidiaries (the entity employing such Management Shareholder, the “Employer”) ceasing to be employed by any of the Companies or any of their Subsidiaries (a “Terminated Management Shareholder”) for any reason (the reason for the termination of such employment, the “Termination Event” and the date of such termination, the “Termination Date”), subject to Bermuda law, the provisions of this Article 5 and the prior approval of the Compensation Committee of the Board (or if there is no such Compensation Committee, the Board), the Company or Warner II, as the case may be (whichever entity is the issuer of the Termination Security to be repurchased), shall have the right (but not the obligation) to purchase, and if such right is exercised, such Terminated Management Shareholder shall sell, and shall cause any Permitted Transferees of such Terminated Management Shareholder to sell (and such Permitted Transferees shall sell), to the Company or Warner II, as the case may be, all or any portion (as determined by the Company or Warner II, as the case may be) of the Group Equity Securities (the “Termination Securities”) owned by such Terminated Management Shareholder and such Permitted Transferees at a price per Termination Security equal to an amount (the “Termination Price”) (as determined pursuant to Section 5.02 below) applicable to such Termination Security; provided, that the parties acknowledge that with respect to certain Termination Securities in certain circumstances, on the Termination Date, such Termination Securities will be forfeited pursuant to the terms of the agreement governing the grant or purchase of such Termination Securities.

(b) With respect to each Termination Security, the Company or Warner II, as applicable, shall notify a Terminated Management Shareholder in writing, within the Call Period with respect to such Termination Security, whether the Company or Warner II, as the case may be, will exercise its right to purchase such Termination Security (the date on which a Terminated Management Shareholder is so notified, the “Call Notice Date”). The Company or Warner II, as applicable, may assign its right to purchase all or any portion of the Termination Securities under this Article 5 to any of the Sponsors (provided that, prior to assigning such right to any particular Sponsor, each Sponsor shall first be offered a right to purchase such Termination Securities pro rata in proportion to the Aggregate Ownership of such Sponsor with respect to the Aggregate Ownership of all Sponsors) and any such Sponsor may exercise the rights of the Company or Warner II, as applicable, under this Article 5 in the same manner in which the Company or Warner II, as applicable, could exercise such rights.

(c) The closing of the purchase by the Company or Warner II or the participating Sponsor(s), as applicable, of Termination Securities pursuant to this Article 5 shall take place at the principal office of the Company or Warner II, as applicable, on the date chosen by such entity, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Company or Warner II, as applicable, notifies such Terminated Management Shareholder of the exercise of its right to purchase such Termination Securities pursuant to Section 5.01(b). At such closing, (i) the Company or Warner II or the participating Sponsor(s), as applicable, shall pay the Terminated Management Shareholder and/or such Terminated Management Shareholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Securities, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Management Shareholder and/or such Terminated Management Shareholder’s Permitted Transferees, as applicable, shall deliver to the Company or Warner II a certificate or certificates representing the Termination Securities to be purchased by the Company or Warner II or the participating Sponsor(s), as applicable, duly endorsed, or with share (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary share (or equivalent) transfer tax stamps affixed. The delivery of a certificate or certificates for the Termination Securities by any Person selling such Termination Securities pursuant to this Section 5.01 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Termination Securities; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (iii) such Termination Securities are free and clear of any and all liens or encumbrances and (iv) there is no adverse claim with respect to such Termination Securities.

SECTION 5.02 Termination Pricing and Payment Terms.

(a) Subject to Section 5.03, the Termination Price of a Termination Security shall be determined as follows:

(i) With respect to a Termination Security that is a Purchased Strip Share or a Class A Common Share purchased pursuant to the exercise of a Class A Option:

(A) If the Termination Event was for any reason other than a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security,

(B) If the Termination Event was a termination by the Employer for Cause, (x) with respect to a Termination Security that is a Purchased Strip Share or a Class A Common Share purchased for cash pursuant to the exercise of a Class A Option, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) with respect to a Class A Common Share, $1.00, with respect to a Class L Common Share, $74.52, with respect to a Preferred Share, $1,000.00, and with respect to a Class A Common Share purchased for cash pursuant to the exercise of a Class A Option, the exercise price paid with respect to the purchase of such Class A Common Share in connection with such exercise, and (y) with respect to a Termination Security that is a Class A Common Share purchased for no cash pursuant to a “net-exercise” of a Class A Option, the Termination Security will be forfeited in accordance with the terms of the grant agreement with respect to such Termination Security, and there shall be no Termination Price with respect thereto.

(ii) With respect to a Termination Security that is a Granted Strip Share:

(A) If the Termination Event occurs prior to the first anniversary of the date of the Closing, and the Termination Event was a termination by the Terminated Management Shareholder without Good Reason or a termination by the Employer for Cause, the Termination Security will be forfeited in accordance with the terms of such Management Strip Grant Agreement and there shall be no Termination Price with respect thereto,

(B) If the Termination Event occurs prior to the first anniversary of the date of the Closing, and the Termination Event was for any reason other than those reasons described in Section 5.02(a)(ii)(A), the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security,

(C) If the Termination Event occurs on or after the first anniversary of the date of the Closing, and the Termination Event was for any reason other than a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security, and

(D) If the Termination Event occurs on or after the first anniversary of the date of the Closing, and the Termination Event was a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the lower of (x) the Fair Market Value on the FMV Calculation Date of such Termination Security and (y) with respect to a Class A Common Share, $1.00, with respect to a Class L Common Share, $74.52 and with respect to a Preferred Share, $1,000.00.

(iii) With respect to a Termination Security that is a Restricted A Share:

(A) If (x) the Termination Security is unvested as of the Termination Date, and (y) the Termination Event was for any reason other than a termination by the Employer for Cause or a termination by the Terminated Management Shareholder without Good Reason, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) (aa) $1.00 (with respect to a Restricted A Share granted to such Terminated Management Shareholder pursuant to the Incentive Plan on the date hereof), (bb) the Fair Market Value on the date of grant (with respect to a Restricted A Share granted to such Management Shareholder pursuant to the Incentive Plan after the date hereof) or (cc) the purchase price paid by such Terminated Management Shareholder (with respect to a Restricted A Share purchased by such Management Shareholder pursuant to the Incentive Plan after the date hereof),

(B) If (x) the Termination Security is unvested as of the Termination Date, (y) the Termination Event was a termination by the Employer for Cause or a termination by the Terminated Management Shareholder without Good Reason and (z) the Termination Date occurred prior to the first anniversary of the Closing, the Termination Security will be forfeited in accordance with the terms of the grant agreement with respect to such Termination Security and there shall be no Termination Price with respect thereto,

(C) If (x) the Termination Security is unvested as of the Termination Date, (y) the Termination Event was a termination by the Employer for Cause or a termination by the Terminated Management Shareholder without Good Reason and (z) the Termination Date occurred on or after the first anniversary of the Closing, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) (aa) $1.00 (with respect to a Restricted A Share granted to such Terminated Management Shareholder pursuant to the Incentive Plan on the date hereof), (bb) the Fair Market Value on the date of grant (with respect to a Restricted A Share granted to such Management Shareholder pursuant to the Incentive Plan after the date hereof) or (cc) the purchase price paid by such Terminated Management Shareholder (with respect to a Restricted A Share purchased by such Management Shareholder pursuant to the Incentive Plan after the date hereof),

(D) If (x) the Termination Security is vested as of the Termination Date, and (y) the Termination Event was for any reason other than a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security, and

(E) If (x) the Termination Security is vested as of the Termination Date, and (y) the Termination Event was a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) (aa) $1.00 (with respect to a Restricted A Share granted to such Terminated Management Shareholder pursuant to the Incentive Plan on the date hereof), (bb) the Fair Market Value on the date of grant (with respect to a Restricted A Share granted to such Management Shareholder pursuant to the Incentive Plan after the date hereof) or (cc) the purchase price paid by such Terminated Management Shareholder (with respect to a Restricted A Share purchased by such Management Shareholder pursuant to the Incentive Plan after the date hereof),

(iv) With respect to a Termination Security that is a Class A Option:

(A) With respect to any part of a Class A Option that is unvested as of the Termination Date, such part will be forfeited in accordance with the terms of the grant agreement with respect to such Class A Option and there shall be no Termination Price with respect thereto,

(B) With respect to any part of a Class A Option that is vested (but not exercised) as of the Termination Date, if the Termination Event was for any reason other than a termination by the Employer for Cause, the provisions of the grant agreement with respect to such Class A Option regarding such Terminated Management Shareholder having a certain period of time to exercise such Class A Option shall apply and, in the event that such Terminated Management Shareholder exercises such Class A Option, the provisions of Section 5.02(a)(i) shall apply, and

(C) With respect to any part of a Class A Option that is vested (but not exercised) as of the Termination Date, if the Termination

Event was a termination by the Employer for Cause, such part will be forfeited in accordance with the terms of the grant agreement with respect to such Class A Option and there shall be no Termination Price with respect thereto.

(b) In the event that the Company, Warner II or the designated Sponsor(s), as applicable, exercises a repurchase right pursuant to Section 5.01(a), the Company, Warner II or the designated Sponsor(s), as applicable, shall pay the Termination Price in cash; provided, however, that if the Company or Warner II, as applicable, did not assign its right to purchase all or any portion of the Termination Securities pursuant to Section 5.01(b) and the Company or Warner II, as applicable, is at the time of the closing of the purchase of such Termination Securities (the “Repurchase Closing”) prohibited from purchasing all or any portion of such Termination Securities (i) because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, the portion of the Termination Price not permitted to be made in cash may be paid by the execution and delivery by the Company or Warner II, as applicable, of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 5.02(b) above.

SECTION 5.03 Termination of Repurchase Right. Upon the consummation of an IPO, the repurchase rights of the Company or Warner II, as the case may be, under this Article 5 shall terminate except as follows:

(a) With respect to a Termination Security that is an unvested Restricted A Share or an unvested Class A Option (or part thereof) as of the date of the consummation of the IPO, the Company shall continue to have all rights pursuant to this Article 5 until such Restricted A Share or such Class A Option (or part thereof) vests, at which point the rights of the Company pursuant to this Article 5 with respect to such Restricted A Share or Class A Option (or part thereof) shall terminate unless such vesting occurs prior to the first anniversary of the IPO, in which case the Company shall have the rights described in Section 5.03(b); and

(b) With respect to a Termination Security that is a Purchased Strip Share, Granted Strip Share, vested Restricted A Share or Class A Common Share purchased pursuant to the exercise of a Class A Option, if prior to the first anniversary of the consummation of the IPO, the employment of a Management Shareholder with the Company, Warner II or any of their Subsidiaries terminates and the Termination Event is a termination by the Company, Warner II or a Subsidiary thereof for Cause, all rights pursuant to this Article 5 shall remain in effect and be applicable to such Termination Event except that, notwithstanding anything in this Agreement to the contrary, the Termination Price for each such Terminated Security shall be the Fair Market Value on the FMV Calculation Date of such Terminated Security.

ARTICLE 6

REGISTRATION RIGHTS

SECTION 6.01 Piggyback Registration.

(a) If the Company proposes to register any Group Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than in connection with a registration on a Form S-4 in connection with a direct or indirect acquisition by the Company of another Person or a registration on a Form S-8), the Company shall at each such time give prompt written notice at least 10 days prior to the anticipated filing date of the registration statement relating to such registration to each Management Shareholder holding Registrable Securities hereunder, which notice shall set forth such Management Shareholder’s rights under this Section 6.01 and shall offer such Management Shareholder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Management Shareholder (a “Piggyback Registration”), subject to the restrictions set forth herein. Upon the request of any such Management Shareholder (a “Registering Management Shareholder”) made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Registering Management Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all Registering Management Shareholders to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if such registration involves a Public Offering, all such Registering Management Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or any other selling shareholders; provided, however, that no such Registering Management Shareholder shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Registering Management Shareholder’s ownership of his or her Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Registering Management Shareholder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Management Shareholder as may be reasonably requested; provided, further, however, that the obligation of such Registering Management Shareholder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among all Persons selling Registrable Securities in such registration, and the liability of each such Registering Management Shareholder will be in proportion thereto, and provided, further, that such liability will be limited to the net amount received by such Registering Management Shareholder from the sale of his or her Registrable Securities pursuant to such registration. If, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 6.01(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating shareholders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Registering Management Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Companies shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b) If a Piggyback Registration involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and any selling shareholders with rights to require registration of Registrable Securities propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold

(the “Piggyback Maximum Offering Size”), the Company shall include in such Piggyback Registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i) with respect to a Public Offering by the Company for its own account:

(A) first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size, and

(B) second, all Registrable Securities requested to be included in such registration by any Non-Management Shareholders that are exercising piggyback registration rights pursuant to the Sponsor Shareholders Agreement and any Registering Management Shareholders exercising piggyback registration rights pursuant to this Section 6.01(b)(i) pro rata among such Registering Management Shareholders and Non-Management Shareholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter, include the exclusion of all Registrable Securities of Registering Management Shareholders), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter), and

(ii) With respect to a Public Offering by the Company for the account of selling shareholders:

(A) all Registrable Securities requested to be included in such registration by any shareholders with rights to require registration of Registrable Securities, all Registrable Securities requested to be included in such registration by any Non-Management Shareholders that are exercising piggyback registration rights pursuant to the Sponsor Shareholders Agreement and any Registering Management Shareholders exercising piggyback registration rights pursuant to this Section 6.01(b)(ii), pro rata among all such selling shareholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise (which, for the avoidance of doubt, could, in the reasonable determination of the managing underwriter, include the exclusion of all Registrable Securities of Registering Management Shareholders), in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter), and

(B) second, all Registrable Securities proposed to be registered for the account of the Company.

(c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.01 shall not be applicable with respect to any shelf registration effected pursuant to Section 6.03 of the Sponsor Shareholders Agreement or with respect to any resales of securities pursuant to any such shelf registration.

SECTION 6.02 Lock-Up Agreements. In connection with each underwritten Public Offering, if requested by the managing underwriter, each Management Shareholder agrees not to effect any public sale or private offer or distribution of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the IPO and 30 days in the case of an underwritten resale of securities pursuant to any shelf registration), provided that the time periods provided for in this sentence in respect of each Management Shareholder shall not be any greater than the time periods requested by the managing underwriter in respect of any other Shareholder in connection with such Public Offering. Notwithstanding the foregoing, this Section 6.02 shall not apply to any sale by a Management Shareholder of Common Shares acquired in open market transactions or block purchases by such Management Shareholder subsequent to the IPO.

SECTION 6.03 Registration Procedures. Whenever any Management Shareholders request that any Registrable Securities be registered pursuant to Section 6.01, subject to the provisions of such Section, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall, as expeditiously as possible, prepare and file with the SEC a registration statement on any form for which the Company then qualifies and the managing underwriter, if any, and the holders of a majority of the Registrable Securities to be registered thereunder shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof.

(b) The Company shall furnish to each participating Management Shareholder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Management Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Management Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Management Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Management Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Management Shareholder holding such Registrable Securities reasonably (in light of such Registering Management Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Management Shareholder to consummate the disposition of the Registrable

Securities owned by such Registering Management Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Management Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Registering Management Shareholder and file with the SEC any such supplement or amendment.

(f) In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement is not more extensive than the indemnity described in Section 6.05), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the NASD. Each Management Shareholder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(h) The Company may require each such Registering Shareholder, by written notice given to each such Registering Shareholder not less than 10 days prior to the filing date of such registration statement, to promptly, and in any event within 7 days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(i) Each Management Shareholder agrees that at the time that such Management Shareholder is a Registering Management Shareholder, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Management Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Management Shareholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Management Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Management Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to

Section 6.03(e) to the date when the Company shall make available to such Management Shareholder a prospectus supplemented or amended to conform with the requirements of Section 6.03(e).

(j) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange or quotations system on which similar securities issued by the Company are then listed, and if no Common Shares are listed, on any national securities exchange or on the NASDAQ.

SECTION 6.04 Indemnification by the Companies. The Companies agree to indemnify and hold harmless each Management Shareholder, solely in its capacity as a selling shareholder, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by such Management Shareholder or on such Management Shareholder’s behalf, solely in its capacity as a selling shareholder, expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Management Shareholder and it was the responsibility of such Management Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

SECTION 6.05 Indemnification by the Participating Management Shareholders. Each Management Shareholder, at the time that such Management Shareholder is a Registering Management Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) with respect to information furnished in writing to the Company by such Management Shareholder or on such Management Shareholder’s behalf, solely in its capacity as selling shareholder, expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Management Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Management Shareholder and would have cured the defect giving rise to such Damages. As a condition to including

Registrable Securities in any registration statement filed in accordance with Article 6, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Management Shareholder shall be liable under this Section 6.05 for any Damages in excess of the net proceeds realized by such Management Shareholder in the sale of Registrable Securities of such Management Shareholder to which such Damages relate.

SECTION 6.06 Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 6, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

SECTION 6.07 Contribution.

(a) If the indemnification provided for in this Article 6 is unavailable to the Indemnified Party or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Companies on the one hand and each such Management Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Companies and of each such Management Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of the Companies on the one hand and of each such Management Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Companies and the Management Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6.07 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.07, no Management Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Management Shareholder in the sale of Registrable Securities of such Management Shareholder to which such Damages relate exceeds the amount of any Damages that such Management Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Subject to the foregoing and as among the Management Shareholders, each Management Shareholder’s obligation to contribute pursuant to this Section 6.07 is several in the proportion that the proceeds of the offering received by such Management Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

SECTION 6.08 Cooperation by the Company. With a view to making available to the Management Shareholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to any Management Shareholder, so long as such Management Shareholder owns any Registrable Securities, upon request by such Management Shareholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Management Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Management Shareholder to sell any such securities without registration; and

(d) Upon the request of any Management Shareholder, instruct the transfer agent in writing that it shall rely on the written legal opinion such Management Shareholder’s counsel, and shall act in accordance with the written instructions of such Management Shareholder’s counsel, with respect to any transfer of Group Equity Securities.

SECTION 6.09 Other Registration Statements. Notwithstanding anything contained in this Article 6, for as long as the restrictions contained in Section 3.02(b) are applicable, the

Company will not file a registration on a Form S-8, nor will it authorize, approve or permit the implementation of a Rule 10b-5(1) sales plan, in each case with respect to any Registrable Securities held by any Management Shareholder.

ARTICLE 7

CERTAIN COVENANTS AND AGREEMENTS

SECTION 7.01 Confidentiality.

(a) To the extent the Shareholder is a Permitted Transferee of a Management Shareholder, such Shareholder agrees that it shall (i) hold confidential and not disclose, without the prior written consent of the Sponsor Representatives all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by any of the Companies and any of their subsidiaries, another Shareholder or any of their Affiliates, officers, directors, partners, legal counsel, agents and representatives (collectively, its “Confidentiality Affiliates”) in connection herewith or with the Business, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which any of the Companies, any of their Subsidiaries, the disclosing Shareholder or any of their Confidentiality Affiliates reasonably communicated, or the receiving Management Shareholder should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and monitoring its investment in the Company; provided, however, that a Management Shareholder may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to such Management Shareholder and to prospective purchasers of Group Equity Securities from such Management Shareholder, as well as to their legal counsel, auditors, agents and representatives.

(b) The obligations contained in Section 7.01(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Management Shareholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Management Shareholder from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Management Shareholder’s or a third party, or (iii) is required to be disclosed by law, governmental regulation or applicable legal process.

SECTION 7.02 Conflicting Agreements. Each Management Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Group Equity Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Group Equity Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Group Equity Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Group Equity Securities in any manner that is inconsistent with this Agreement.

SECTION 7.03 CFC/PFIC.

(a) If the Company or any Subsidiary is or will become a controlled foreign corporation (“CFC”), or passive foreign investment company (“PFIC”), the Company shall furnish, or cause to be furnished, to each Management Shareholder upon its reasonable request, on a timely basis, and at the expense of the Companies, all information necessary to satisfy the U.S. income tax return filing requirements of each Management Shareholder arising from its investment in the Company.

(b) The Company shall reasonably cooperate with and assist in good faith, and shall cause each Subsidiary to reasonably cooperate with and assist in good faith, each of the Management Shareholders in determining whether the Company or any Subsidiary is a CFC within the meaning of Section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Without limiting the generality of the foregoing, if any Management Shareholder shall determine that the Company or any Subsidiary is a CFC, the Company shall furnish, or cause to be furnished, such information necessary to enable each Management Shareholder to compute the earnings and profits of the Company and each Subsidiary, determined in accordance with U.S. federal income tax accounting principles, and the non-US taxes paid by the Company and each Subsidiary for each taxable period, which shall include, without limitation, (i) annual financial statements of the Company and its Subsidiaries prepared in accordance with U.S. GAAP that are supported by sufficient detailed records to make the necessary tax adjustments to compute U.S. earnings and profit adjustments; (ii) a schedule or schedules detailing (a) the type and the amount of income earned by the Company and its Subsidiaries, (b) all outstanding debts and loans between the Company or any Subsidiary on the one hand and a related party on the other, (c) the amount and description of all payments made between the Company or any Subsidiary on the one hand a related party on the other, (d) the source of the income earned by the Company and its Subsidiaries and whether or not it was earned from a related party, and (e) the amount of any foreign taxes paid by the Company and its Subsidiaries, the dates such taxes were paid and the countries to which such taxes were paid; and (iii) the name and address, if any, of (a) the Company’s and each Subsidiary’s US agent; (b) the Company’s and each Subsidiary’s agent in its country of incorporation and (c) the person with the custody of the Company’s and each Subsidiary’s books and records.

(c) The Company shall cooperate with and assist in good faith, and shall cause each Subsidiary to cooperate with and assist in good faith, each of the Management Shareholders in determining whether the Company or any Subsidiary is a PFIC with respect to such Management Shareholder within the meaning of Section 1297 of the Code. Without limiting the generality of foregoing, if a Management Shareholder shall determine that the Company or any Subsidiary is a PFIC with respect to such Management Shareholder and a Management Shareholder shall determine that a qualified electing fund election, within the meaning of Section 1295 of the Code, should be made with respect to the Company and/or one or more of its Subsidiaries (each such Subsidiary a “PFIC Subsidiary”), the Company shall furnish, or shall cause to be furnished, to such Management Shareholder at its request, a separate statement entitled “PFIC Annual Information Statement” for each taxable year with respect to the Company and each PFIC Subsidiary (unless a Combined PFIC Annual Information Statement (as defined below) shall be provided to such Management Shareholder with its consent), which statement shall contain the following information: (i) the first and last days of the taxable year of the Company or PFIC Subsidiary, as the case may be, to which the PFIC Annual Information Statement applies (the “PFIC Statement Year”), (ii) such Management Shareholder’s pro rata share of the “ordinary earnings” and “net capital gain,” within the meaning of Section 1293 of the Code and the Treasury Regulations issued thereunder, of the Company or PFIC Subsidiary, as the case may be, for the PFIC Statement Year, (iii) the amount of cash and the fair market value of other property of the Company or PFIC Subsidiary, as the case may be, distributed or deemed distributed to such Management Shareholder during the PFIC Statement Year and (iv) a statement that the Company or PFIC Subsidiary, as the case may be, will permit such Management Shareholder and its representatives to inspect and to copy such

PFIC’s permanent books of account, records and such other documents as may be maintained by it for the purpose of establishing that such PFIC’s ordinary earnings and net capital gain are computed in accordance with U.S. federal income tax principles, and verification of these amounts and such Management Shareholder’s pro rata share thereof. Each PFIC Annual Information Statement shall be signed by the entity to which such statement relates. In accordance with the terms of the Sponsor Shareholders Agreement, the Company may prepare one PFIC Annual Information Statement (a “Combined PFIC Annual Information Statement”), which shall be signed by the Company and each PFIC Subsidiary, that includes the Company’s and each PFIC Subsidiary’s information as described in clauses (i) through (iv) above, provided that all the information is separately stated and identified with the respective corporations. The Company shall furnish, or shall cause to be furnished, each PFIC Annual Information Statement or a Combined PFIC Annual Information Statement, as applicable, to the Management Shareholders, no later than February 28 following the close of PFIC Statement Year.

(d) On or before February 28 of each year, the Company shall provide the Management Shareholders with a statement containing the Company’s “Issuer Allocation Percentage” for New York State tax purposes.

SECTION 7.04 Cooperation to Effect Redemption or Conversions. The Company and Warner II shall consult, coordinate, cooperate and take all reasonably necessary actions to (i) effect any redemption of the Preferred Shares in accordance and in compliance with Bye-Law 3.3.8 of the Warner II Bye-Laws and (ii) to effect and give effect to any conversion of Excess Shares (as defined in the Warner II Bye-Laws ) in accordance and in compliance with Bye-law 3.3.8 or 3.3.9 of the Warner II Bye-Laws.

SECTION 7.05 U.S. Foreign Corrupt Practices Act. Each of the Companies shall not, and shall cause each of its Subsidiaries and any of its or their respective officers, directors, employees or agents not to, offer, promise or give, or authorize or approve the payment, gift or promise of anything of value, directly or through a third party, to any “Government Official” (broadly defined to include any official, employee or agent of an entity owned or controlled by any government, any official or employee of a public international organization, any candidate for political office, or any political party or party official) of any country, for the purpose of securing any improper business advantage for the Company or any of its Subsidiaries, including to obtain or retain business.

SECTION 7.06 U.S. Economic Sanctions. Each of the Companies shall cause each of its Subsidiaries located in the United States to take no action to approve, engage in, or facilitate any business transaction, directly or indirectly, with any country, government, entity or individual that could place any Management Shareholder or any of the Companies or any of their respective subsidiaries in violation of any economic sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

SECTION 7.07 Compliance with Certain Laws. Each of the Companies and each Shareholder agrees that it will use its best efforts to cause its representatives on the board of directors of any of the Companies or any of their respective Subsidiaries, to take all appropriate action to effectuate the covenants in Section 7.05 and Section 7.06 in respect of such entity.

ARTICLE 8

MISCELLANEOUS

SECTION 8.01 Sponsor Representatives.

(a) For purposes of this Agreement, the Bain Funds and, upon their becoming a Non-Management Shareholder, their Sponsor Permitted Transferees, hereby consent to the appointment of Bain Capital Integral Investors II, L.P., as representative (the “Bain Representative”) of the Bain Funds and such Sponsor Permitted Transferees, and as attorney-in-fact for and on behalf of the Bain Funds and such Sponsor Permitted Transferees, and, subject to the express limitations set forth below, the taking by the Bain Representative of any and all actions and the making of any decisions required or permitted to be taken by the Bain Funds and such Sponsor Permitted Transferees under this Agreement. The Bain Representative will have unlimited authority and power to act on behalf of the Bain Funds and such Sponsor Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all Bain Funds and such Sponsor Permitted Transferees are treated in the same manner. The Bain Funds and such Sponsor Permitted Transferees will be bound by all actions taken by the Bain Representative in connection with this Agreement. In performing its functions hereunder, the Bain Representative will not be liable to the Bain Funds and such Sponsor Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies, the Non-Management Shareholders and the Management Shareholders shall be permitted to rely on any act of the Bain Representative as the binding act of and on behalf of all of the Bain Funds and such Sponsor Permitted Transferees.

(b) For purposes of this Agreement, the DLJMB Funds and, upon their becoming a Non-Management Shareholder, their Sponsor Permitted Transferees, hereby consent to the appointment of DLJMB, as representative (the “DLJMB Representative”) of the DLJMB Funds and such Sponsor Permitted Transferees, and as attorney-in-fact for and on behalf of the DLJMB Funds and such Sponsor Permitted Transferees, and, subject to the express limitations set forth below, the taking by the DLJMB Representative of any and all actions and the making of any decisions required or permitted to be taken by the DLJMB Funds and such Sponsor Permitted Transferees under this Agreement. The DLJMB Representative will have unlimited authority and power to act on behalf of the DLJMB Funds and such Sponsor Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all DLJMB Funds and such Sponsor Permitted Transferees are treated in the same manner. The DLJMB Funds and such Sponsor Permitted Transferees will be bound by all actions taken by the DLJMB Representative in connection with this Agreement. In performing its functions hereunder, the DLJMB Representative will not be liable to the DLJMB Funds and such Sponsor Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies, the Non-Management Shareholders and the Management Shareholders shall be permitted to rely on any act of the DLJMB Representative as the binding act of and on behalf of all of the DLJMB Funds and such Sponsor Permitted Transferees.

(c) For purposes of this Agreement, the THL Funds and, upon their becoming a Non-Management Shareholder, their Sponsor Permitted Transferees, hereby consent to the appointment of Thomas H. Lee (Alternative) Fund V, L.P., as representative (the “THL Representative”) of the THL Funds and such Sponsor Permitted Transferees, and as attorney-in-fact for and on behalf of the THL Funds and such Sponsor Permitted Transferees, and, subject to the express limitations set forth below, the taking by the THL Representative of any and all actions and the making of any decisions required or permitted to be taken by the THL Funds and such Sponsor Permitted Transferees under this Agreement. The THL Representative will have unlimited authority and power to act on behalf of the THL Funds and such Sponsor Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all THL Funds and such Sponsor Permitted Transferees are treated in the same manner. The THL Funds and such Sponsor Permitted Transferees will be bound by all actions taken by the THL Representative in connection with this Agreement. In performing its functions hereunder, the THL Representative will not be liable to the THL Funds and such Sponsor Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies, the Non-Management Shareholders and the Management Shareholders shall be permitted to rely on any act of the THL Representative as the binding act of and on behalf of all of the THL Funds and such Sponsor Permitted Transferees.

(d) For purposes of this Agreement, the JPMP Funds and, upon their becoming a Non-Management Shareholder, their Sponsor Permitted Transferees, hereby consent to the appointment of J.P. Morgan Partners (BHCA), L.P. as representative (the “JPMP Representative”) of the JPMP Funds and such Sponsor Permitted Transferees, and as attorney-in-fact for and on behalf of the JPMP Funds and such Sponsor Permitted Transferees, and, subject to the express limitations set forth below, the taking by the JPMP Representative of any and all actions and the making of any decisions required or permitted to be taken by the JPMP Funds and such Sponsor Permitted Transferees under this Agreement. The JPMP Representative will have unlimited authority and power to act on behalf of the JPMP Funds and such Sponsor Permitted Transferees with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all JPMP Funds and such Sponsor Permitted Transferees are treated in the same manner. The JPMP Funds and such Sponsor Permitted Transferees will be bound by all actions taken by the JPMP Representative in connection with this Agreement. In performing its functions hereunder, the JPMP Representative will not be liable to the JPMP Funds and such Sponsor Permitted Transferees in the absence of gross negligence or willful misconduct. The Companies, the Non-Management Shareholders and the Management Shareholders shall be permitted to rely on any act of the JPMP Representative as the binding act of and on behalf of all of the JPMP Funds and such Sponsor Permitted Transferees.

SECTION 8.02 Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Management Shareholder that ceases to beneficially own any Group Equity Securities shall cease to be bound by the terms hereof (other than as expressly set forth herein or with respect to Section 7.01 or Article 8.

(b) Other than as expressly set forth herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Group Equity Securities or otherwise. Any Person acquiring Group Equity Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a Joinder Agreement and shall thenceforth be a “Management Shareholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.03 Legal Representation for Management Shareholders. White & Case LLP (“Counsel”) has been retained by the Companies to represent the Management Shareholders in connection with the transactions contemplated by this Agreement. Such Management Shareholders have had the opportunity to seek legal advice from Counsel on this Agreement and the transactions contemplated hereby.

SECTION 8.04 Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to any of the Companies, to:

c/o Warner Chilcott Holdings Company, Limited

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to a Management Shareholder, to him or her at the address listed on his or her signature page hereto.

with copies to:

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036-2787

Attention: John Reiss, Steven Teichman

If to the Bain Funds, to:

111 Huntington Avenue

Boston, MA 02199

Attention: John Connaughton

Facsimile: (617) 516-2010

If to the DLJMB Funds, to:

c/o DLJ Merchant Banking III, Inc.

Eleven Madison Avenue

New York, NY 10010

Attention: David Burgstahler

Facsimile: (212) 538-0415

If to the JPMP Funds, to:

J.P. Morgan Partners LLC

Attention: Official Notices Clerk

(FBO: Stephen Murray)

1221 Avenue of the Americas

New York, New York 10020

Facsimile: (212) 899-3401

If to the THL Funds, to:

100 Federal Street

Boston, MA 02110

Attention: Todd Abbrecht

Facsimile: (617) 227-3514

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication. Any Person that hereafter becomes a Management Shareholder shall provide its address and fax number to the Company.

SECTION 8.05 Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived, amended or otherwise modified except by an instrument in writing executed by (i) the Company, (ii) Management Shareholders whose Aggregate Ownership of Group Equity Securities is over 50% of the Aggregate Ownership of Group Equity Securities of all Management Shareholders, and (iii) each of the Sponsor Representatives who represent Sponsors which own at least 50% of their Initial Shares (or, if no Sponsor owns at least 50% of its Initial Shares at such time, then a majority of the Sponsor Representatives); provided, however, that any waiver, amendment or modification that materially and adversely affects one or more Management Shareholders disproportionately as compared to all other Management Shareholders shall require the prior written consent of a majority of such Management Shareholders so adversely affected.

(b) Articles 2 and 4 shall terminate upon the earlier to occur of (i) the IPO, (ii) a Change of Control of the Company and (iii) the bankruptcy, liquidation, dissolution or winding-up of the Company and the remainder of this Agreement shall terminate upon the earlier to occur of (x) a Change of Control and (ii) the bankruptcy, liquidation, dissolution or winding-up of the Company.

SECTION 8.06 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Management Shareholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Sponsor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Sponsor or any current or future member of any Sponsor or any current or future director, officer, employee, partner or member of any Sponsor or of any Affiliate or assignee thereof, as such for any obligation of any Sponsor Shareholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 8.07 Governing Law; Venue. All issues concerning the relative rights of the Company, the Non-Management Shareholders and the Management Shareholders with respect to each other shall be governed by the laws of Bermuda. All other issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

SECTION 8.09 Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 8.10 Entire Agreement. This Agreement, together with all agreements referred to herein, and any schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 8.11 Severability.

(a) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b) To the extent the terms of the Bye-laws or any other constitutive documents of the Company are contradictory to, or inconsistent with, the terms of this Agreement, the terms of this Agreement shall, to the extent permitted by law, supercede such conflicting or inconsistent terms. All terms of the Bye-laws and any other constitutive documents not contradictory to, or inconsistent with, the terms of this Agreement shall remain in full force and effect.

SECTION 8.12 Aggregation of Group Equity Securities. All Group Equity Securities held by a Management Shareholder who is an employee of any of the Companies or the Subsidiaries, and his or her Permitted Transferees, shall be aggregated together for purposes of determining the rights and obligations of such Management Shareholder under this Agreement.

SECTION 8.13 Indemnity and Liability; Reimbursement of Expenses.

(a) Each of the Companies, jointly and severally, will indemnify, exonerate and hold each Management Shareholder, in his or her capacity as a shareholder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Management Shareholders or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to this Agreement (other than any such Indemnified Liabilities to the extent that such Indemnified Liabilities arise out of any breach by such Management Shareholder as determined by a court of competent jurisdiction in a final nonappealable judgment of this Agreement or any other agreements or instruments to which such Management Shareholder is or becomes a party or otherwise becomes bound); provided that: (i) the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Management Shareholder’s gross negligence or willful misconduct, (ii) if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Companies hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, and (iii) for the avoidance of doubt, the foregoing indemnification rights shall not be applicable to any costs or expenses incurred by such Management Shareholder which relate to any of the matters described in Section 8.13(b), below, or which otherwise do not relate to or arise out of a legal action, suit or claim. The rights of any Management Shareholder to indemnification hereunder will be in addition to any other rights any such Management Shareholder may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Management Shareholder is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Management Shareholders in their capacity as shareholders shall in any event be liable to the Companies for any act or omission suffered or taken by such Management Shareholder that does not constitute gross negligence or willful misconduct. If all Management Shareholders are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim (defined below), the Management Shareholders may enforce their rights pursuant to this Section 8.13 only with the consent of Management Shareholders whose Aggregate Ownership of Group Equity Securities is over 50% of the Aggregate Ownership of Group Equity Securities of all Management Shareholders. A “Third-Party Claim” means any (i) claim brought by a Person other than the Companies or any of their respective Subsidiaries, or any Management Shareholder and (ii) any derivative claim brought in the name of any of the Companies or any of their respective Subsidiaries that is initiated by a Person other than a Management Shareholder.

(b) The Companies agree to pay or reimburse the Management Shareholders (i) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with the preparation and execution of this Agreement and any other agreements which any Management Shareholder enters into on the date hereof in connection with the transactions contemplated hereby, including any employment agreement or severance agreement of a Management Shareholder, the Management Securities Purchase Agreement, the Management Strip Grant Agreement, the Incentive Plan and any grant agreements entered into pursuant to the Incentive Plan, (ii) for all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this Agreement, (iii) for all costs and expenses of such Management Shareholders (including reasonable attorneys fees, charges, disbursements and expenses) incurred in connection with (1) the consent to any departure by any of the Companies or any of their Subsidiaries from the terms of any provision of this Agreement and (2) the enforcement by such Management Shareholders of any right granted to them or provided for hereunder, and (iv) for all reasonable attorneys fees, charges, disbursements and expenses (not to exceed $100,000) incurred in connection with a Drag-Along Sale; provided, that, the Companies shall only be obligated to pay or reimburse the reasonable fees, charges, disbursements and expenses of one legal counsel acting on behalf of all of the Management Shareholders with respect to any of the foregoing clauses (i) through (iv).

SECTION 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:
Name:
Title:

MANAGEMENT SHAREHOLDERS:

ROGER M. BOISSONNEAULT
5 North Bridge Drive Long Valley, New Jersey 07853

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

ANTHONY D. BRUNO
6 Michael Road Box 34 Brookside, NJ 07926

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

LELAND H. CROSS
P.O. Box 254 Rockland, DE 19732

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

TINA M. DEVRIES
20 Woodland Drive Long Valley, NJ 07853

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

DOMZALSKI, DAVID T.
4535 Harriett Lane Bethlehem, PA 18017

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

HERMAN ELLMAN
2 Cliffside Way Boonton Township, NJ 07005

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

LUIS GANDARA
#4 Palmas Reales Humacao, PR 00791

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

CLAIRE GILLIGAN
2 Royal Lodge Park Belfast BT8 4YP Northern Ireland UK

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

IZUMI HARA
52 Wayside Place Montclair, NJ 07042

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

ALVIN D. HOWARD
63 Blackburne Terrace West Orange, NJ 07052

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

KATHRYN L. MACFARLANE
22 Windmill Drive Morristown, NJ 07960

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

ATTIO D. MUSACCHIO
33 Jackie Drive Long Valley, NJ 07853

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

JOSE NEGRONI
#10 Calle Glorimar Urbanization Caldas San Juan, PR 00926

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

WILLIAM J. POLL
8 Fox Run Drive East Hanover, NJ 07936

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

W. CARL REICHEL
10 Green Hill Road Chester, NJ 07930

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

RAYMOND G. STEITZ
34 Prospect Avenue Basking Ridge, NJ 07920

SIGNATURE PAGE: MANAGEMENT SHAREHOLDERS AGREEMENT

BAIN FUNDS:

BAIN CAPITAL INTEGRAL INVESTORS II, L.P.
By: Bain Capital Investors, LLC, its general partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III
By: Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

BCIP TRUST ASSOCIATES III-B
By: Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

BCIP ASSOCIATES – G
By: Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:	Managing Director

Signature Page: Management Shareholders Agreement

DLJMB FUNDS:

DLJ MERCHANT BANKING III, INC., as Managing General Partner on behalf of DLJMB OVERSEAS PARTNERS III, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III, C.V.

By:
Name:
Title:

DLJ MB PARTNERS III GmbH & Co. KG

By: DLJ Merchant Banking III, L.P. its Managing Limited Partner

By: DLJ Merchant Banking III, Inc. its General Partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-1, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-1, C.V.

By:
Name:
Title:

DLJ MERCHANT BANKING III, INC., as Advisory General Partner on behalf of DLJ OFFSHORE PARTNERS III-2, C.V. and as attorney-in-fact for DLJMB III (Bermuda), L.P., as Associate General Partner of DLJ OFFSHORE PARTNERS III-2, C.V.

By:
Name:
Title:

MILLENNIUM PARTNERS II, L.P.
By: DLJ Merchant Banking III, Inc., its Managing General Partner

By:
Name:
Title:

MBP III PLAN INVESTORS, L.P.
By: DLJ LBO Plans Management Corporation II, its General Partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

JPMP FUNDS:

J.P. MORGAN PARTNERS (BHCA), L.P.
By:	JPMP MASTER FUND MANAGER, L.P., its general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner

By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN/SELLDOWN) III, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner

By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner

By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.
By:	JPMP GLOBAL INVESTORS, L.P., a general partner
By:	JPMP CAPITAL CORP., its general partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

THL FUNDS:
THOMAS H. LEE (ALTERNATIVE) FUND V, L.P.
By: THL Advisors (Alternative) V, L.P., its General Partner
By: Thomas H. Lee Advisors (Alternative) V Limited, LDC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) PARALLEL FUND V, L.P.
By: THL Advisors (Alternative) V, L.P., its General Partner
By: Thomas H. Lee Advisors (Alternative) V Limited, LDC, its General Partner

By:
Name:
Title:

THOMAS H. LEE (ALTERNATIVE) CAYMAN FUND V, L.P.
By: THL Advisors (Alternative) V, L.P., its General Partner
By: Thomas H. Lee Advisors (Alternative) V Limited, LDC, its General Partner

By:
Name:
Title:

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By: THL Investment Management Corp., its general partner

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC
By: Putnam Investments Holdings, LLC, its Managing Member
By: Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC
By: Putnam Investments Holdings, LLC, its Managing Member
By: Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

PUTNAM INVESTMENTS HOLDINGS, LLC
By: Putnam Investments, LLC, its Managing Member

By:
Name:
Title:

Signature Page: Management Shareholders Agreement

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Roger M. Boissonneault

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares	Class A Options
610.484	16,108.18	133,375.74	1,006.295	26,552.00	219,850.54	1,534,177.84	479,430.00

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Anthony D. Bruno

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares	Class A Options
273.192	7,208.41	59,685.64	61.861	1,632.25	13,515.05	686,544.58	479,430.00

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Leland H. Cross

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
59.618	1,573.06	13,024.97	313.996	8,285.07	68,600.39	149,822.05

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Tina M. deVries

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	156.998	4,142.54	34,300.19	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: David T. Domzalski

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	20.518	541.39	4,482.71	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Herman Ellman

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
59.618	1,573.06	13,024.97	109.491	2,889.02	23,921.09	149,822.05

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Luis Gandara

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares*	Purchased Class L Shares*	Purchased Class A Shares*	Restricted A Shares
26.581	701.37	5,807.35	17.583	463.97	3,841.62	66,800.02

*	Includes purchases on March 28, 2005 and April 6, 2005

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Claire Gilligan

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	16.823	443.90	3,675.48	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Izumi Hara

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
59.618	1,573.06	13,024.97	97.380	2,569.47	21,275.22	149,822.05

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Alvin D. Howard

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	78.499	2,071.27	17,150.09	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Kathryn LMacFarlane.

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	51.519	1,359.39	11,255.72	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Attio D. Musacchio

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	156.784	4,136.88	34,253.39	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Jose Negroni

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	130.417	3,441.17	28,492.85	66,800.02

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: William J. Poll

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
59.618	1,573.06	13,024.97	134.867	3,558.58	29,465.04	149,822.05

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: W. Carl Reichel

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares	Class A Options
273.192	7,208.41	59,685.64	232.100	6,124.17	50,708.14	686,544.58	479,430.00

SCHEDULE A

MANAGEMENT SHAREHOLDERS

Shareholder Name: Raymond G. Steitz

Granted Strip Share (Preferred Shares)	Granted Strip Share (Class L Shares)	Granted Strip Share (Class A Shares)	Purchased Preferred Shares	Purchased Class L Shares	Purchased Class A Shares	Restricted A Shares
26.581	701.37	5,807.35	62.799	1,657.01	13,720.08	66,800.02

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Management Shareholders Agreement dated as of March 28, 2005 (the “Management Shareholders Agreement”) among WARNER CHILCOTT HOLDINGS COMPANY, LIMITED, WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED, WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Management Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Management Shareholder” under the Management Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the Management Shareholder from whom it has acquired Group Equity Securities (to the extent permitted by the Management Shareholders Agreement) as if it had executed the Management Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Management Shareholders Agreement. The Joining Party acknowledges that, among the obligations of such Joining Party pursuant to the Management Shareholders Agreement is the obligation to sell any or all of the Group Equity Securities acquired by such Joining Party to the Company, Warner II or the Sponsors in certain circumstances pursuant to Article V of the Management Shareholders Agreement.

To the extent the Joining Party is a Permitted Transferee of a Management Shareholder who is an employee of the Company, Warner II, Warner III, or one of their Subsidiaries, such Joining Party acknowledges that all Group Equity Securities held by such Joining Party shall be aggregated with the Group Equity Securities of such Management Shareholder and his or her other Permitted Transferees for purposes of determining the rights and obligations of such Management Shareholder under the Management Shareholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [    ] day of [                    ], 200[  ]:

WARNER CHILCOTT HOLDINGS COMPANY, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:
Name:
Title:

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:
Name:
Title: